                                                                   EXHIBIT 10.37


                            PROJECT LEASE AGREEMENT

                                    Between

                               TA STEEL I, LLC,
                                   as Lessor

                                      and

                         SHEFFIELD STEEL CORPORATION,
                                   as Lessee

                                     Dated

                               November 23, 1999

                               TABLE OF CONTENTS
                               -----------------

1.   DEFINITIONS......................................................................................  1
2.   LEASE............................................................................................  5
3.   ASSIGNMENT OF PROJECT DOCUMENTS; CREATION OF AGENCY..............................................  5
4.   RENT.............................................................................................  6
5.   PROJECT COST REIMBURSEMENT.......................................................................  7
6.   AGREEMENT NOT CANCELABLE; LESSEE'S OBLIGATIONS ABSOLUTE..........................................  7
7.   SELECTION AND USE OF PROJECT.....................................................................  7
8.   NO WARRANTIES....................................................................................  7
9.   RENEWAL..........................................................................................  8
10.  OWNERSHIP; INSPECTION; MARKING; FINANCING STATEMENTS.............................................  8
11.  PROJECT USE; COMPLIANCE WITH LAWS................................................................  8
12.  MAINTENANCE......................................................................................  8
13.  ALTERATION; MODIFICATIONS; PARTS.................................................................  8
14.  CASUALTY INSURANCE; LOSS OR DAMAGE...............................................................  8
15.  RISK OF LOSS.....................................................................................  9
16.  LOSS OF INSURANCE COVERAGE.......................................................................  9
17.  TAXES............................................................................................ 10
18.  GENERAL INDEMNIFICATION.......................................................................... 10
19.  SPECIAL TAX INDEMNIFICATION...................................................................... 10
20.  PURCHASE OPTIONS................................................................................. 11
21.  LEASE RETURN PROVISIONS.......................................................................... 11
22.  ASSIGNMENT BY LESSEE............................................................................. 13
23.  ASSIGNMENT BY LESSOR............................................................................. 13
24.  LESSEE'S WAIVERS................................................................................. 14
25.  FURTHER ASSURANCES............................................................................... 14
26.  FINANCE LEASE.................................................................................... 14
27.  NO AGENCY........................................................................................ 14
28.  SECURITY INTEREST................................................................................ 14
29.  GENERAL REPRESENTATIONS AND WARRANTIES........................................................... 14
30.  YEAR 2000........................................................................................ 15
31.  FINANCIAL AND COLLATERAL REPORTING............................................................... 15
32.  FINANCIAL COVENANT............................................................................... 16
33.  PROHIBITION ON MAKING OF RESTRICTED PAYMENTS..................................................... 16
34.  EVENTS OF DEFAULT................................................................................ 16
35.  REMEDIES AFTER DEFAULT........................................................................... 18
36.  CONDITIONS PRECEDENT............................................................................. 18
37.  CUMULATIVE EFFECT................................................................................ 19
38.  GOVERNING LAW.................................................................................... 19
39.  SURVIVAL......................................................................................... 19
40.  COUNTERPARTS..................................................................................... 20
41.  REIMBURSEMENTS................................................................................... 20
42.  SUCCESSORS....................................................................................... 20
43.  SEVERABILITY..................................................................................... 20

44.  NOTICES..........................................................................................  20
45.  ENTIRE AGREEMENT.................................................................................  20
46.  TIME OF ESSENCE..................................................................................  20
47.  CONSTRUCTION.....................................................................................  20
48.  NO JOINT VENTURE.................................................................................  21
49.  JURISDICTION.....................................................................................  21
50.  ACCEPTANCE.......................................................................................  21
51.  ATTORNEY-IN-FACT.................................................................................  21
52.  NO THIRD PARTY BENEFICIARY.......................................................................  21
53.  WAIVER OF JURY TRIAL.............................................................................  21
54.  RULES OR INTERPRETATION..........................................................................  21
55.  CONTINUING AGREEMENT.............................................................................  22
56.  ACKNOWLEDGMENT...................................................................................  22
57.  SPECIFIC PERFORMANCE.............................................................................  22
58.  LIMITED RECOURSE.................................................................................  22

                            PROJECT LEASE AGREEMENT
                            -----------------------

     THIS PROJECT LEASE AGREEMENT (this "Agreement"), dated as of November 23,
                                         ---------
1999 (the "Closing Date") is made between TA STEEL I, LLC, a Delaware limited
           ------------
liability company, as lessor ("Lessor"), and SHEFFIELD STEEL CORPORATION, a
                               ------
Delaware corporation, as lessee ("Lessee");
                                  ------

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, Lessee has proposed to Lessor that Lessor acquire, install and equip a certain capital improvements project on property owned by Lessee and lease such project to Lessee, which Lessor has agreed to do subject to the terms and conditions set forth below; and

     WHEREAS, to facilitate the foregoing, Lessee has agreed to assign to Lessor, and Lessor has agreed to assume from Lessee, certain contracts which Lessee has let pertaining to the acquisition, installation and equipping of such project and, thereafter, to act as Lessor's agent in the administration of such contracts; and

     WHEREAS, in furtherance of the foregoing, acting as Lessor's agent, Lessee has agreed to pay all costs of acquiring, installing and equipping such project, subject to subsequent reimbursement by Lessor; and

     WHEREAS, Lessor and Lessee have agreed to enter into this Agreement in order to set forth their respective understandings and agreements in respect of the foregoing;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Lessor and Lessee, each intending to be legally bound hereby, do hereby covenant and agree as follows:

     1.   DEFINITIONS.  As used in this Agreement, the following terms shall
          -----------
have the following meanings:

     "Acceptance Date" shall mean that date on which Lessee accepts the Project
      ---------------
following Project Completion in conformity with the terms of the Project Documents, as evidenced by its execution and delivery to Lessor of a Project Delivery and Acceptance Certificate to such effect.

     "Additional Rent" shall have the meaning given to such term in Section 19.
      ---------------

"Agreement" means this Agreement; together with and including all exhibits,
 ---------
schedules and addenda hereto.

"Authorized Officer" shall mean in respect of any Person which is a corporation,
 ------------------
its president, treasurer or any vice president, and any of the following officers regardless of title: the chief executive officer, the chief operating officer and the chief financial officer.

"Business Day" shall mean a day on which Lessor is open for the conduct of
 ------------
business in its offices in Chicago, Illinois and Atlanta, Georgia.

"Basic Rent" shall have the meaning given to such term in Section 3.
 ----------

"Basic Term" shall mean fifty-six (56) consecutive calendar months from the
 ----------
Commencement Date or such lesser number of consecutive calendar months from the Commencement Date as will cause the "Basic Term" to end not later than May 31,
                                     ----------
2005.

"Casualty Loss" shall have the meaning given to such term in Section 15.
 -------------

"Closing Date" shall have the meaning given to such term in the initial recitals
 ------------
to this Agreement.

"Commencement Date" shall mean the first day of the first calendar month
 -----------------
following the Acceptance Date.

"Compliance Certificate" has the meaning given to such term in Section 36.
 ----------------------

"Contractors" shall mean, collectively, each Person, other than Lessee, party to
 -----------
any Project Document.  The term "Contractors" includes, without limitation,
                                 -----------
Stein, Stein France and Delta.

"Contractors' Certification" shall mean a certificate from a Contractor of
 --------------------------
receipt of payment and completed work, to be substantially in the form of Schedule "B" attached to the Project Cost Reimbursement Request.
------------

"Contractors' Consents" shall mean the collective consents of each Contractor to
 ---------------------
each Project Documents Assignment, to be substantially in the form of Exhibit
                                                                      -------
"A".
---

"Control," "Controlled" or "Controlling" shall mean, with respect to any Person,
 -------    ----------      -----------
the power to direct the management and policies of such Person, directly, indirectly, whether through the ownership of voting securities or otherwise; provided, however, that, in any event, any Person which owns directly or
------------------
indirectly fifty percent (50%) or more of the securities having ordinary voting power for the election of directors or other governing body of a Person shall be deemed to "Control" such Person for purposes of this Agreement.
           -------

"Default Condition" shall mean any event, circumstance or condition which, but
 -----------------
for the giving of notice, or the passage of time, or both, would constitute an Event of Default.

"Delta" shall mean Delta Fabrications & Machine Inc., a Texas corporation.
 -----

"Event of Default" shall have the meaning given to such term in Section 34.
 ----------------

"Financing Agreement" shall have the meaning given to such term in Section 34.
 -------------------

"GAAP" shall mean generally accepted accounting principles consistently applied.
 ----

"Index Rate" shall mean the offered rate on 30-day Treasury bills (adjusted for
 ----------
any discount), as determined from time to time by Lessor, changing with each change in such offered rate, effective on the first Business Day on which such change becomes effective.

"Interim Rent" shall have the meaning given to such term in Section 3.
 ------------

"Interim Term" shall mean the period beginning on the Closing Date and ending on
 ------------
the earlier of (i) the Commencement Date or (ii) the Project Completion Deadline
    -------
Date.

"Lessee" shall have the meaning given to such term in the initial recitals to
 ------
this Agreement.

"Lessor" shall have the meaning given to such term in the initial recitals to
 ------
this Agreement. The term "Lessor" shall include Lessor's successors and assigns, as provided in Section 23.

"Lien" shall mean any deed to secure debt, deed of trust, mortgage or similar
 ----
instrument, and any lien, security interest, preferential arrangement which has the practical effect of constituting a security interest, security title, pledge, charge, encumbrance or servitude of any kind, whether by consensual agreement or by operation of statute or other law, and whether voluntary or involuntary, including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof.

"Material Adverse Change" shall mean with respect to any event, act, condition
 -----------------------
or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of Lessee or, during the Interim Term, any Contractor, (b) the rights and remedies of Lessor under any of the Transaction Documents, (c) the ability of Lessee to perform its obligations under any of the Transaction Documents, (d) the ability of any Contractor to perform its obligations under any of the Project Documents or (e) the legality, validity or enforceability of any of the Transaction Documents or Project Documents.

"Maximum Project Cost" shall be the aggregate amount approved by Lessor, in its
 --------------------
sole discretion, based on its review of invoices and other supporting material presented to it by Lessee in respect of Project Cost Reimbursements, not to exceed, however, $10,000,000.

"Monthly Rental Factor" shall mean 1.615335%; provided, however, that the
 ---------------------                        -----------------
"Monthly Rental Factor" shall be subject to adjustment (up or down) by Lessor, effective on the Commencement Date if: (i) the Basic Term is less than fifty-six (56) consecutive calendar months, and (ii) the prevailing yield on U.S. Treasury Notes with a five (5) year constant maturity on the Commencement Date is less than, or more than, five percent (5%).

"Obligations" shall mean all debts, liabilities and obligations of Lessee to
 -----------
Lessor arising hereunder or under any other Transaction Documents, whether now or hereafter existing, and howsoever evidenced, created or incurred. The term "Obligations," as used herein, includes, without limitation, all Rents, any late charges, any Post-Default Interest, and all costs and expenses incurred by Lessor pursuant hereto or under any Transaction Documents which are reimbursable to Lessor by Lessee.

"Permitted Encumbrance" shall mean:  (i) Liens for ad valorem property taxes not
 ---------------------
yet due and payable or being actively contested in good faith and by appropriate, lawful proceedings; (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business, payment for which is not yet due or which are being actively contested in good faith and by appropriate, lawful proceedings, but only if such liens are and remain junior to liens granted in favor of Lessor; (iii) typical restrictions imposed by licenses and leases of software (including location and transfer restrictions); and (iv) Liens in favor of Lessor.

"Person" shall mean any natural person, corporation, partnership, limited
 ------
liability company or other legal entity.

"Post-Default Interest" shall have the meaning given to such term in Section 35.
 ---------------------

"Project" shall mean a new 140 sht/h walking beam furnace with its handling
 -------
equipment, a new building with an overhead crane to house the new furnace, the indirect water system to supply cooling water to the new furnace and the accompanying civil works for the installation of the foregoing, to be located on the Project Site, all as more particularly described on Exhibit "B".
                                                        -----------

          "Project Completion" shall mean completion of the Project and its
           ------------------
acceptance by Lessee in accordance with and pursuant to the terms and conditions of the Project Documents, as evidenced and confirmed by Lessee's issuance and delivery to Lessor of a Project Delivery and Acceptance Certificate to such effect.

"Project Completion Deadline Date" shall mean the earlier of:  (i) January 31,
 --------------------------------                 -------
2001 or (ii) forty-five (45) days after final completion of the Project.

"Project Construction Contract" shall mean the Contract, dated October 5, 1999,
 -----------------------------
between Stein, as "Contractor," and Lessee, as "Purchaser," in respect of the Project; together with all schedules, exhibits, supplements and additions thereto, and as it may be amended or modified from time to time, subject to
Section 3.

"Project Cost Reimbursement" shall mean the reimbursement by Lessor to Lessee of
 --------------------------
any sums theretofore actually paid by Lessee to any Contractors in respect of the Project pursuant to and in accordance with the terms of the Project Documents relative thereto, including, without limitation, any such sums actually paid by Lessee at or prior to the Closing Date.

"Project Cost Reimbursement Request" shall mean a writing, issued by an
 ----------------------------------
Authorized Officer of Lessee, in substantially the form of Exhibit "C".
                                                           -----------

"Project Cost Summary Sheet" shall mean a certification from Lessee of the
 --------------------------
status of Project cost and completion, to be substantially in the form of

Schedule "A" attached to the Project Cost Reimbursement Request.
------------

"Project Delivery and Acceptance Certificate" shall mean a certificate executed
 -------------------------------------------
by an Authorized Officer of Lessee, in substantially the form of Exhibit "D".
                                                                 -----------

"Project Documents" shall mean, collectively, all those documents, instruments,
 -----------------
certificates and agreements set forth and described on Exhibit "E"; together
                                                       -----------
with and including any and all documents, instruments, certificates and agreements executed and/or delivered (or to be executed and/or delivered) in connection with any of the foregoing or in furtherance thereof. The term "Project Documents" includes any such documents, instruments, certificates and agreements which hereafter come into existence, which are acceptable by Lessor as "Project Documents" for purposes hereof, and which are assigned to Lessor pursuant to a Project Documents Assignment (with Contractor's Consent appended thereto).

"Project Documents Assignment" shall mean an assignment made by Lessee to Lessor
 ----------------------------
of its right, title and interest in, to and under any Project Documents described therein, to be substantially in the form of Exhibit "F".
                                                      -----------

"Project Foundation Contract" shall mean the Contract, dated October 5, 1999,
 ---------------------------
between Delta, as "Contractor," and Lessee, as "Purchaser," in respect of the Project; together with all schedules, exhibits, supplements and additions thereto, and as it may be amended as modified from time to time, subject to
Section 3.

"Project Guaranty" shall mean the Guaranty Agreement, dated October 5, 1999,
 ----------------
issued by Stein France to Lessee in respect of the performance by Stein of its obligations under the Project Documents to which it is part, as it may be amended or modified from time to time, subject to Section 3.

"Project Interface Agreement" shall mean the Interface Agreement, dated October
 ---------------------------
5, 1999, among Delta, Stein, Stein France and Lessee concerning the Project; together with all schedules, exhibits, supplements and additions thereto, and as it may be amended or modified from time to time, subject to Section 3.

"Project Secrecy Agreement" shall mean the Secrecy and Confidentiality
 -------------------------
Agreement, dated October 5, 1999, between Stein and Lessee, as it may be amended or modified from time to time, subject to Section 3.

"Project Site" shall mean that certain real property of Lessee known as 2300
 ------------
South Highway 97, Box 218, Sand Springs, Tulsa County, Oklahoma 74063, as more particularly described on Exhibit "G".
                          -----------

"Renewal Rent" shall have the meaning given to such term in Section 3.
 ------------

"Renewal Term" shall mean such additional term, beyond the Basic Term, to which
 ------------
Lessor and Lessee may mutually agree hereafter pursuant to the operation of
Section 9.

"Rent" shall mean the sum of all Interim Rent, all Basic Rent and any Renewal
 ----
Rent, plus applicable taxes and Additional Rent.

"Senior Notes Indenture" shall have the meaning given to such term in Section
 ----------------------
34.

"Stein" shall mean Stein Heurtey Inc., a Pennsylvania corporation.
 -----

"Stein France" shall mean Stein Heurtey, S.A.., a French corporation and the
 ------------
sole shareholder of Stein.

"Stipulated Loss Value," for any date or time, shall mean the amount specified
 ---------------------
on Exhibit "H" corresponding to such date or time.
   -----------

"Term" shall mean the combination of the Interim Term, the Basic Term and any
 ----
Renewal Term.

"Transaction Documents" shall mean, collectively, this Agreement, the Project
 ---------------------
Documents Assignment, the Environmental Indemnity and Warranty Agreement appended hereto as Exhibit "L"; and any and all other documents, instruments,
                   -----------
certificates or agreements now or hereafter executed by Lessee in favor of Lessor or between Lessee and Lessor in respect of the foregoing. The term "Transaction Documents" shall include, without limitation, all those documents, instruments, certificates and agreements set forth and described in Section 36.

"UCC" shall mean the Uniform Commercial Code of the State of Illinois.
 ---

     1.   LEASE.  Subject to and upon all of the terms and conditions of this
          -----
Agreement and the other Transaction Documents, Lessor hereby agrees to lease to Lessee, and Lessee hereby agrees to lease from Lessor, the Project for the Term.

     2.   ASSIGNMENT OF PROJECT DOCUMENTS; CREATION OF AGENCY.  To facilitate
          ---------------------------------------------------
Lessor's lease of the Project to Lessee for the Term, Lessee shall assign all Project Documents existing on the Closing Date to Lessor on the Closing Date pursuant to a Project Documents Assignment, and obtain appropriate Contractors' Consents thereto coincident therewith. In addition, to the extent any new, additional or replacement Project Documents are proposed by Lessee to come into existence subsequent to the Closing Date, Lessee, first, shall obtain Lessor's consent to the terms thereof and, upon their execution, assign such Project Documents to Lessor pursuant to a Project Documents Assignment, and obtain appropriate Contractors' Consents thereto coincident therewith. Notwithstanding each such assignment, however, Lessee acknowledges that Lessor is a leasing company, that Lessor was approached by Lessee to acquire the Project and take such assignment in furtherance thereof as part of a "finance lease" under
Article 2A of the UCC, as more particularly described in Section 28, and that Lessee shall be and remain at all times hereafter solely and completely responsible for the observance and performance of all duties and obligations under the Project Documents herewith assigned including, generally, the oversight of all aspects of the acquisition, installation and equipping of the Project. To facilitate the foregoing, Lessee agrees to act as Lessor's agent in the observance and performance of all such duties and obligations, subject,
                                                              --------
however, to the following conditions and limitations:  (i) this agency may be
-------
terminated by Lessor at any time, on thirty (30) days' notice to Lessee, provided that, once an Event of Default exists, this agency shall be "at will,"
--------
and may be discontinued at any time by Lessor, without prior notice; (ii) this agency shall be limited at all times to the observance and performance on the part of the "Purchaser" named therein (or like party) of its duties and obligations under the Project Documents, including, particularly, but without limitation, the receipting for any payment documentation for work performed, the determination whether and how much payment shall be remitted for such work, and the actual (out-of-pocket) remittance of such payment (subject to later reimbursement pursuant hereto); (iii) Lessor, and Lessor alone, shall retain the sole and exclusive right, power and authority to enter into, consent to and/or approve any amendments, modifications or waivers to any terms, covenants or conditions of any Project Documents, including, particularly, but without limitation, any work change orders, to exercise any rights or remedies against Contractors, to enforce performance thereunder and to terminate (or accept the termination of) any Project Documents; provided, however, that it is the
                                       -----------------
parties' understanding and intent that such consents, approvals, amendments, modifications and waivers, if made by Lessor, shall be made only with, and after Lessor's receipt of, Lessee's recommendation thereof, and without liability to Lessor; and provided, further, that, notwithstanding the foregoing, the Lessee
            --------  -------
shall be authorized and empowered, absent the occurrence and continuation of any Event of Default, to initiate (or consent to) work change orders concerning the Project not to exceed $20,000 as to all such work change orders and provided
                                                                    --------
that such work change orders shall not, in any event, cause Maximum Project Cost to be exceeded; (iv) any sums expended by Lessee in furtherance hereof or in respect of the Project, regardless of derivation, shall not be subject to reimbursement by Lessor except in accordance with, and subject to, the terms of
Section 5; and (v) Lessee shall provide Lessor with copies of any notices it gives or receives in respect of any default under, breach of, or termination of any Project Documents and, generally, keep Lessor informed as to the ongoing status of the acquisition, installation and equipping of the Project.

     3.   RENT.  Lessee shall pay Rent to Lessor, during the Term, as follows:
          ----

               (i) During the Interim Term, Lessee shall pay Lessor rent ("Interim Rent"), equal in amount to the product of (i) the aggregate amount of
  ------------
Project Cost Reimbursements made available to Lessee by Lessor at any time or from time to time times (ii) the sum of the Index Rate plus three percent (3%)
                  -----                                ----
per annum. Interim Rent shall be due and payable monthly, in arrears, on the last day of each calendar month, beginning on the last day of the calendar month containing the Closing Date (for the period from the Closing Date through such date), and concluding on the last day of the calendar month containing the Acceptance Date. Interim Rent shall be computed on the basis of a 360-day year and actual days elapsed.

          (ii)   During the Basic Term, Lessee shall pay Lessor rent ("Basic
                                                                       -----
Rent"), equal in amount to the product of the Monthly Rental Factor times the
----
Project Cost. Basic Rent shall be due and payable monthly in advance on the first day of each calendar month, beginning on the first day of the calendar month following the Acceptance Date and continuing thereafter until the end of the Basic Term.

          (iii)  during any Renewal Term, Lessee shall pay Lessor rent ("Renewal
                                                                         -------
Rent"), equal in amount to the fair market rental of the Project as then
----
mutually determined by Lessor and Lessee.

          (iv) Rent payable by Lessee hereunder shall be increased by the amount of applicable taxes, as provided in Section 17.

          (v) Any Rent not paid within five (5) days after its due date shall be subject, at Lessor's option, to the imposition of a late charge equal in amount to five percent (5%) of such unpaid Rent.

          (vi) All Rent shall be paid to Lessor in immediately available funds deposited with Lessor not later than the due date for payment thereof to such bank account of Lessor as Lessor may specify from time to time.

     4.   PROJECT COST REIMBURSEMENT. During the Interim Term, Lessee shall have
          --------------------------
the continuing right to obtain Project Cost Reimbursements from Lessor, subject,
                                                                        --------
however, to the following limitations and conditions:
-------

               (i) each request for a Project Cost Reimbursement shall be made pursuant to a Project Cost Reimbursement Request, duly completed and signed by Lessee and delivered to Lessor not later than the 20th day of each calendar month to which shall be attached, in each case, (i) a Project Cost Summary Sheet, and (ii) a Contractor's Certification;

               (ii) Project Cost Reimbursements shall be made by Lessor not more frequently than monthly, on or prior to the last Business Day of each calendar month, beginning on the last day of the calendar month containing the Closing Date, based on the Project Cost Reimbursement Request received (if any) by the 20th day of the current calendar month;

               (iii) Project Cost Reimbursements shall be requested in minimum amounts of $500,000;

               (iv) total Project Cost Reimbursements shall not at any time exceed Maximum Project Cost;

               (v) no Project Cost Reimbursements shall be made if any Default Condition or Event of Default then exists;

               (vi) if Lessee should obtain knowledge or notice that actual costs to acquire, install and equip the Project may or will exceed the Maximum Project Price, Lessee will notify Lessor in writing promptly thereafter, but in any event prior to its receipt of any further Project Cost Reimbursement and, thereafter, Lessor shall have the right, in its sole discretion, to limit the amount of its Project Cost Reimbursements or cause Lessee to absorb all or portions thereof; it being understood and agreed that Lessee shall be solely responsible for the payment of all Project Costs in excess of the Maximum Project Price; and

               (vii) Lessor reserves to itself the sole and absolute right to reject or approve, in whole or in part, any Project Cost Reimbursement Request.

     1.   AGREEMENT NOT CANCELABLE; LESSEE'S OBLIGATIONS ABSOLUTE.  This
          -------------------------------------------------------
Agreement may not be canceled or terminated except as expressly provided herein. Lessee's obligation to pay all Rent due or to become due hereunder shall be absolute and unconditional and shall not be subject to any delay, reduction, set-off, defense, counterclaim or recoupment for any reason whatsoever, including, without limitation, any delay in the acquisition, installation or equipping of the Project, the failure of the Project or any default by any Contractor. If the Project is delayed or proves unsatisfactory for any reason, Lessee shall make any claim solely against the Contractors and shall, nevertheless, pay Lessor all Rent payable hereunder.

     1.   SELECTION AND USE OF PROJECT.  Lessee agrees that it, and it alone,
          ----------------------------
shall be responsible for the selection, use of, and results obtained from, the Project and any other associated equipment or services.

     1.   NO WARRANTIES.  LESSOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR
          -------------
IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE PROJECT OR ITS MERCHANTABILITY, SUITABILITY, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE, AND HEREBY DISCLAIMS ANY SUCH WARRANTY.
LESSEE SPECIFICALLY WAIVES ALL RIGHTS TO MAKE A CLAIM AGAINST LESSOR FOR BREACH OF ANY WARRANTY WHATSOEVER. LESSEE LEASES THE PROJECT "AS IS." IN NO EVENT SHALL LESSOR HAVE ANY LIABILITY FOR, NOR SHALL LESSEE HAVE ANY REMEDY AGAINST LESSOR FOR, ANY LIABILITY, CLAIM, LOSS, DAMAGE OR EXPENSE CAUSED DIRECTLY OR INDIRECTLY BY THE PROJECT OR ANY DEFICIENCY OR DEFECT THEREOF OR THE OPERATION, MAINTENANCE OR REPAIR THEREOF OR ANY "CONSEQUENTIAL DAMAGES," AS THAT TERM IS USED IN SECTION 2-719(3) OF THE UCC.

     1.   RENEWAL. So long as no Event of Default or Default Condition shall
          -------
have occurred and then be continuing, Lessee shall have the right to request a renewal of the term for lease of the Project by giving notice thereof in writing to Lessor not less than one hundred eighty (180) days prior to the expiration of the Basic Term. Lessor may, in its sole discretion, approve (or withhold its approval of) such renewal request. If Lessor agrees to such renewal request, the Renewal Term shall be for such term, and Renewal Rent shall be in such amount, as Lessor and Lessee then shall mutually determine to be a fair market rental using on a "in-place, in-use" basis as of the commencement of such Renewal Term.

     1.   OWNERSHIP; INSPECTION; MARKING; FINANCING STATEMENTS.  Lessee shall
          ----------------------------------------------------
affix to the Project any labels supplied by Lessor indicating ownership of the Project. The Project is and at all times shall be the sole property of Lessor, and Lessee shall have no right, title or interest therein, except as Lessee. As between Lessor and Lessee, the Project is and shall at all times be and remain personal property and shall not become a fixture on the Project Site. Lessee shall obtain and record such instruments and take such steps as may be necessary to prevent any Person from acquiring any rights in the Project by reason of the Project being claimed or deemed to be real property. Upon request by Lessor, Lessee shall obtain and deliver to Lessor valid and effective waivers, in recordable form, by the owners, landlords and mortgagees of the real property upon which the Project is located or certificates of Lessee that it is the owner of such real property or that such real property is neither leased nor mortgaged. Lessee shall make the Project and its maintenance records available for inspection by Lessor at any time and from time to time.

     1.   PROJECT USE; COMPLIANCE WITH LAWS.  Lessee agrees that the Project
          ---------------------------------
will be operated by competent, qualified personnel selected and employed by Lessee in connection with Lessee's business for the purpose for which the Project was designed and in accordance with applicable operating instructions, laws and government regulations; and that Lessee shall use every reasonable precaution to prevent loss or damage to the Project from fire and other hazards. Without limitation of the foregoing, Lessee shall procure and maintain in effect all orders, licenses, certificates, permits, approvals and consents required by federal, state or local laws or by any governmental body, agency or authority in connection with the delivery, installation, use and operation of the Project.

     1.   MAINTENANCE.  Lessee, at its sole cost and expense, shall keep the
          -----------
Project in a suitable environment as specified by the manufacturer's guidelines or the equivalent and meet all recertification requirements, and shall maintain the Project in its original condition and working order, ordinary wear and tear excepted. At the request of Lessor, Lessee shall furnish satisfactory proof of such maintenance to Lessor.

     1.   ALTERATION; MODIFICATIONS; PARTS.  Lessee may alter or modify the
          --------------------------------
Project only at the direction of, with the prior written consent of, Lessor; provided, however, that, notwithstanding the foregoing, Lessee may make
--------  -------
alterations or modifications to the Project prior to Project Completion, to the extent permitted in Section 3 above; and provided, further, that after Project
                                         -----------------
Completion, so long as no Event of Default has occurred and is continuing, Lessee may make alterations or modifications to the Project from its own funds; i.e., without reimbursement by Lessor, with notice to, but without the necessity
----
of consent of, Lessor so long as any one alteration or modification does not exceed $20,000 in actual cost, and the aggregate of all such alterations or modifications does not exceed $200,000 in actual cost. Any such modification or alteration shall be removed and the Project restored to its normal, unaltered condition at Lessee's expense (without damaging the Project's originally intended function or its value) upon expiration of the Term, unless and except to the extent otherwise required or approved by Lessor. Any part installed in connection with warranty or maintenance service and any modification or alteration which cannot be removed in accordance with the preceding sentence shall be the property of Lessor.

     1.   CASUALTY INSURANCE; LOSS OR DAMAGE.  Lessee, at its own expense, shall
          ----------------------------------
insure the Project against all loss by fire (including extended coverage), theft and other hazards, for the greater of (a) its full insurable value including
                           -------
replacement costs, or (b) its Stipulated Loss Value with a deductible not to exceed $25,000, for loss by fire, or $100,000, for any other casualty, in each instance, per occurrence and without co-insurance. As to other risks, Lessee shall maintain insurance in such amounts and against such risks as is required by the Lessor and otherwise as is customarily available to, and maintained by, similar businesses operating in the same vicinity, including, but not limited to, workers' compensation, business interruption and builders' risk insurance; provided, however, that such insurance shall not be less, in terms of insurers,
-----------------
amounts, coverages or limitations, than
the insurance being maintained by Lessee on the date of this Agreement, which insurance is scheduled, in summary form, on Exhibit "P" attached hereto;
                                            -----------
provided, further, that such insurance shall include, in any event, at all
-----------------
times, automobile and comprehensive general liability insurance (inclusive of products liability coverage) covering liability for bodily injury, including death and property damage, in an amount of at least $5,000,000.00 per occurrence or such greater amount as may comply with general industry standards, or in such other amounts as Lessor may otherwise require (the foregoing insurance, as it applies to other than Casualty Loss, herein called "Liability Coverage"); and,
                                                    ------------------
provided, finally, that such insurance shall not include in any event, unless
--------  -------
subsequent hereto otherwise expressly required by Lessor, environmental or pollution control insurance. All policies of insurance required hereunder shall be in such form, amounts, and with such companies as Lessor may approve; shall provide for at least thirty (30) days prior written notice to Lessor prior to any modification or cancellation thereof; shall name Lessor as loss payee and mortgagee, as to Casualty Loss, and additional insured, as to Liability Coverage, and shall be payable to Lessee and Lessor as their interests may appear; shall waive any claim for premium against Lessor; and shall provide that no breach of warranty or representation or act or omission of Lessee shall terminate, limit or affect the insurers' liability to Lessor. Lessee shall have no right to cancel any such policy of insurance or any coverage thereunder, unless Lessor has given its prior written consent thereto. Certificates of insurance or policies evidencing the insurance required hereunder along with satisfactory proof of the payment of the premiums therefor shall be delivered to Lessor. Lessee shall give immediate written notice to Lessor and to insurers of loss or damage to the Project, and shall promptly file proofs of loss with insurers. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact, coupled with an interest, for the purpose of obtaining, or making claim for, adjusting, receiving payment of, and executing and endorsing all documents and settlement checks or drafts issued under any insurance policy relating to the Project with respect to any Casualty Loss and, to the extent affecting Lessor, any Liability Coverage; i.e., where any liability claim is made against
                                ---
Lessor; provided, however, that, notwithstanding such appointment, unless an
        --------  -------
Event of Default then exists or such insurance proceeds in respect of Casualty Losses exceed $10,000 per occurrence or $100,000, in the aggregate, in any event, Lessee may continue to obtain, or make claim for, adjust, receive payment and execute and endorse documents and settlement checks issued with respect to any Casualty Losses, subject to the terms of the last sentence of Section 15. Lessee hereby assigns to Lessor, as additional security for its obligations hereunder, all sums which may become payable under such insurance, to the extent relating to the Project. All such insurance proceeds shall be applied as provided in the last sentence of Section 15.

     2.   RISK OF LOSS.  Lessee shall bear the entire risk of theft or
          ------------
destruction of, or damage to, the Project including, without limitation, any condemnation, seizure or requisition of title or use ("Casualty Loss"). No
                                                       -------------
Casualty Loss shall relieve Lessee from its obligations to pay Rent except as provided in clause (b) below. If any Casualty Loss occurs after the Closing Date, Lessee shall immediately notify Lessor and, at the option of Lessor, shall promptly (a) place the Project in good repair and working order; or (b) if Lessor determines that the Project cannot be placed in good condition or repair on a timely basis, pay Lessor an amount equal to the Stipulated Loss Value of the Project and all other amounts (including any Rents then due) payable by Lessee hereunder, whereupon Lessor shall transfer to Lessee, without recourse or warranty (express or implied), all of Lessor's interest, if any, in and to such Project on an "AS IS, WHERE IS" basis and re-assign all Project Documents, likewise without recourse or warranty (express or implied) to Lessee. The proceeds of any insurance payable with respect to any Casualty Loss in respect of the Project, the Project shall be applied, at the option of Lessee, either towards (i) repair of the Project or (ii) payment of any of Lessee's obligations hereunder, unless an Event of Default then exists or such insurance proceeds exceed $10,000 per occurrence or $100,000 in the aggregate, in either which case, the application of such proceeds shall be, instead, at the option of Lessor and, if applied by Lessor to the payment of any of Lessee's obligations hereunder, shall be credited, first, as applicable, against the Stipulated Loss Value then owing to Lessor in respect of the Casualty Loss giving rise to receipt of such insurance proceeds; provided, however, that if upon by
                                    --------  -------
application of such proceeds to all obligations of Lessee hereunder all such obligations are fully paid and satisfied, any remainder of such proceeds shall be paid over to Lessee.

     3.   LOSS OF INSURANCE COVERAGE.  In the event Lessee fails to provide
          --------------------------
Lessor with evidence of the insurance coverage on the Project required by this Agreement, Lessor may purchase (but is not required to purchase) insurance at Lessee's expense to protect Lessor's interest in the Project. This insurance may, but need not, protect Lessee's interests. The coverage purchased by Lessor may not pay any claim made by Lessee or any claim that is made against Lessee in connection with the Project. Lessee may later cancel any insurance purchased by Lessor, but only after providing Lessor with evidence that Lessee has obtained insurance as required by this

Agreement. If Lessor purchases insurance for the Project, Lessee will be responsible for all costs of that insurance, including interest and other charges imposed by Lessor in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be more than the cost of insurance Lessee is able to obtain on its own.

     1.   TAXES.  Lessee shall pay when due, and indemnify and hold Lessor
          -----
harmless from, all property (ad valorem), sales, use, excise and other taxes, charges, and fees (including, without limitation, income, franchise, business and occupation, gross receipts, sales, use, licensing, registration, titling, personal property, stamp and interest equalization taxes, levies, imposts, duties, charges or withholdings of any nature), and any fines, penalties or interest thereon, imposed or levied by any governmental body, agency or tax authority upon or in connection with the Project, its purchase, ownership, delivery, leasing, possession, use or relocation of the Project or otherwise in connection with the transactions contemplated by each Agreement or any Rents thereunder, excluding taxes on or measured by the net income of Lessor, and Lessee will provide proof of payment of such taxes to Lessor at its request. Lessee shall timely prepare and file all reports and returns which are required to be made with respect to any obligation of Lessee under this Section. Lessee shall, to the extent permitted by law, cause all billings of such fees, taxes, levies, imposts, duties, withholdings and governmental charges to be made to Lessor in care of Lessee. Upon request, Lessee will provide Lessor with copies of all such billings. To the extent that, notwithstanding the foregoing provisions, Lessor receives any billings of such fees, taxes, levies, imposts, duties, withholdings or governmental charges, Lessor promptly will remit same (or copies thereof) to Lessee for processing and payment.

     1.   GENERAL INDEMNIFICATION.  This Agreement is a net lease.  Accordingly,
          -----------------------
Lessee shall indemnify Lessor and its successors and assigns against, and hold Lessor and its successors and assigns harmless from, any and all claims, actions, damages, obligations, liabilities and all costs and expenses, including, without limitation, legal fees, incurred by Lessor or its agents, successors and assigns arising out of this Agreement, the other Transaction Documents, and any Project Document, including, without limitation, the purchase, construction, installation, testing, ownership, delivery, lease, possession, operation, maintenance, condition, use or return of the Project, or any arising by operation of law; provided, however, that, notwithstanding the
                                 --------  -------
foregoing, Lessee shall not indemnify or otherwise be responsible to Lessor or its agents, successors or assigns for any losses, claims or damages incurred by any of them as a result of their gross negligence or willful misconduct. Lessee agrees that upon written notice by Lessor of the assertion of any claim, action, damage, obligation, liability or lien, Lessee shall assume full responsibility for the defense thereof. Any payment pursuant to this Section shall be of such amount as shall be necessary so that, after payment of any taxes required to be paid thereon by Lessor, including taxes on or measured by the net income of Lessor, the balance will equal the amount due hereunder. The provisions of this Section with regard to matters arising during the Term of this Agreement shall survive the expiration or termination of this Agreement.

     1.   SPECIAL TAX INDEMNIFICATION.  Lessee acknowledges that Lessor, in
          ---------------------------
determining the Rent due hereunder, has assumed that certain tax benefits as are provided to an owner of property under the Internal Revenue Code of 1986, as amended (the "Code"), and under applicable state tax law, including, without limitation, depreciation deductions under Section 168 (j) of the Code, including, particularly, as to the applicable recovery period provided in
Section 168(j)(2) of the Code for "qualified Indian reservation property"; i.e.,
                                                                           ----
four (4) year MACRS; and deductions under Section 163 of the Code in an amount at least equal to the amount of interest paid or accrued by Lessor with respect to any indebtedness incurred by Lessor in financing its purchase of the Project, are available to Lessor as a result of its ownership and lease of the Project. In the event Lessor is unable to obtain such tax benefits for any reason, is required to include in income any amount other than the Rent or is required to recognize income in respect of the Rent earlier than anticipated pursuant to this Agreement, Lessee shall pay Lessor additional rent ("Additional Rent") in a lump sum in an amount needed to provide Lessor with the same after-tax yield and after-tax cash flow as would have been realized by Lessor had Lessor (i) been able to obtain such tax benefits, (ii) not been required to include any amount in income other than the Rent and (iii) not been required to recognize income in respect of the Rent earlier than anticipated pursuant to this Agreement. The Additional Rent shall be computed by Lessor, which computation shall be binding on Lessee. The Additional Rent shall be due immediately upon written notice by Lessor to Lessee of Lessor's inability to obtain tax benefits, the inclusion of any amount in income other than the Rent or the recognition of income in respect of the Rent earlier than anticipated pursuant to this Agreement. The provisions of this Paragraph shall survive the expiration or termination of this Agreement. The foregoing tax indemnification shall not apply, however, to, and the Lessee shall not indemnify the

Lessor against, any loss in tax benefits under a Agreement resulting from either
(i) changes to the Code or applicable state law occurring subsequent to the execution of this Agreement (excepting therefrom only such changes as, by their terms, are intended to have retroactive effect to a date prior to the aforesaid execution date) or (ii) the gross negligence or wilful misconduct of Lessor, or any breach by Lessor of any terms of this Agreement.

     2.   PURCHASE OPTIONS.
          ----------------

               (i) Notwithstanding any provisions either express or implied to the contrary in this Agreement, provided no Event of Default or Default Condition then has occurred and is continuing, Lessee, upon written notice received by Lessor from Lessee not less than one hundred eighty (180) days prior to the expiration of the Basic Term, shall have the right, but not the obligation, to purchase all of Lessor's right, title and interest in the Project at the end of the Basic Term for an amount equal to the sum of (a) the Fair Market Value (hereinafter defined) of the Project as of the end of the Basic Term, but not less than 30%, nor more than 39%, of total Project Cost Reimbursements, made by Lessor to Lessee, plus (b) any sales, use, property or
                                               ----
excise taxes on or measured by such sale and any other expenses of transfer (all of the foregoing being collectively referred to herein as the "End-of-Term Purchase Price"). Lessee shall pay the End-of-Term Purchase Price to Lessor not later than the last day of the Basic Term. As used herein, the term "Fair Market Value" shall mean, with respect to the Project, an amount as mutually agreed upon in writing by Lessor and Lessee at least one hundred and twenty (120) days before the expiration of the Basic Term, or, failing such agreement, the amount at which the Project would be exchanged between a willing buyer and willing seller on a retail basis, neither being under compulsion and each having reasonable knowledge of all relevant facts, and assuming the Project is to be used in-place and are in the physical condition in which they must be maintained and returned pursuant to the Agreement, as determined by an appraisal, at Lessee's expense, from an independent qualified appraiser selected by Lessor (or an independent qualified appraiser selected by Lessee, but acceptable to Lessor) and furnished not later than ninety (90) days prior the expiration of the Basic Term.

               (ii) In addition to the foregoing, end-of-term purchase option, and notwithstanding any provisions either express or implied to the contrary in this Agreement, provided no Event of Default or Default Condition then has occurred and is continuing, Lessee, upon giving Lessor not less than sixty (60) days advance written notice, may purchase the right, title and interest of Lessor in and to the Project any time after the twelfth (12th) month prior to the last day of the Basic Term for an amount equal to the sum of (a) 53.82% of total Project Cost Reimbursements made by Lessor to Lessee, plus (b) any sales,
                                                            ----
use, property or excise taxes on or measured by such sale and any other expenses of transfer (all of the foregoing being collectively referred to herein as the "Early Buyout Purchase Price). Lessee shall pay the Early Buyout Purchase Price to Lessor on the date such purchase becomes effective.

               (iii) Lessee agrees that any sale, conveyance or transfer by Lessor pursuant hereto shall be of Lessor's right, title and interest, if any, in and to the Project, and shall be AS IS, WHERE IS, WITHOUT WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED, INCLUDING WARRANTY OF MERCHANTABILITY AND FITNESS FOR PURPOSE, and Lessee shall hold harmless and indemnify Lessor from and against all claims, liabilities, losses and costs alleged against or incurred by Lessor, including claims for property damage, personal injury or death to Lessee and/or third parties growing out of or resulting from the ownership, use or possession of the Project, or imposed upon, inclined or directed against Lessor, whatsoever levied on, on account of, or as a consequence of the sale and purchase of the Project.

     3.   LEASE RETURN PROVISIONS.  Unless and except to the extent otherwise
          -----------------------
expressly provided herein, upon expiration or termination of the Term, Lessee shall return the Project to Lessor in accordance with the following terms and conditions:

               (i) Lessee shall return the Project on the last day of the Term or any earlier date on which this Agreement is terminated (the "Return Date"), free and clear of any and all Liens.

               (ii) at least one hundred eighty (180) days prior to the Return Date, Lessee shall provide to Lessor a detailed inventory of all components of the Project. The inventory shall include, but not be limited to, a listing of model and serial numbers for all components comprising any part of Project as well as the location of all such components and the name, phone number and contact person at the location where such components are located;

          (iii) at least one hundred eighty (180) days prior to the Return Date, Lessee shall provide to Lessor the following documents (as appropriate):
(1) one set of service manuals, blue prints, process flow diagrams and operating manuals including replacements and/or additions thereto, such that all documentation is completely up-to-date and includes all materials received from the manufacturer at and since the time of lease commencement; and (2) one set of documents, detailing equipment configuration, operating requirements, maintenance records, and other technical data concerning the set-up and operation of the Project, including replacements and/or additions thereto, such that all documentation is completely up-to-date;

          (iv) at all reasonable times (which shall include, without limitation, all normal business hours) prior to the actual return thereof, Lessee shall make the Project available for on-site operational inspections by potential purchasers; provided, that Lessor shall not unreasonably interfere
                      --------
with the normal operations of Lessee in connection therewith.

          (v) not more than thirty (30) days prior to the Return Date, Lessee shall cause the manufacturer's representative or a qualified equipment maintenance provider acceptable to Lessor to perform a physical and operational inspection of the Project, including testing all performance characteristics, materials and workmanship thereof, and provide to Lessor a written report detailing the results of such inspection and testing and necessary and recommended replacements and repairs;

          (vi) as of the time of return, Lessee shall make all necessary or recommended replacements and proper repairs (using generally accepted procedures) detailed in the manufacturer's representative's or qualified equipment maintenance provider's report and otherwise to cause the Project to conform to the condition required under this Agreement;

          (vii) as of the time of return, Lessee shall cause the Project be maintained in a clean and cosmetically acceptable condition, and otherwise in such condition so that the Project may be immediately placed in service by a new operator, buyer or lessee;

          (viii) as of the time of return, Lessee shall properly remove and treat all rust and corrosion from the Project and remove all identification of Lessee thereon;

          (ix) as of the time of return, Lessee shall ensure that the Project has all component parts in good operating condition, that all of those component parts meet or exceed the manufacturer's minimum recommended performance and operational specifications (unless improved or updated during the Term), and that the Project complies with all federal, state or local governmental rules, regulations and other requirements, and industry standards then in effect;

          (x) if any component of the Project has a predictable or scheduled replacement or overhaul life, as of the time of return, Lessee shall ensure that such components shall have not less than 50% of its useful life remaining before the next scheduled replacement or overhaul;

          (xi) Lessee shall cause all components of the Project to be deinstalled, disassembled, packed, transported, and certified as follows: (1) the manufacturer's representative or the qualified maintenance provider shall deinstall all the components of the Project (including all wire, cable and mounting hardware) in accordance with the specifications of the manufacturer;
(2) each component shall be returned with a certificate supplied by the manufacturer's representative or the qualified maintenance provider certifying that such components of the Project are in good condition and, where applicable, eligible for the manufacturer's maintenance plan, which certificate of eligibility shall be transferable to another operator of such components; (3) each component shall be packed properly and in accordance with the manufacturer's recommendations; and (4) Lessee shall transport all of the components of the Project in a manner consistent with the manufacturer's recommendations and practices;

               (xii) on or before the Return Date, cause all of the components of the Project to be transported, reassembled and reinstalled at such locations in the continental United States as Lessor may select at Lessee's cost and expense (unless and except to the extent, if any, that the costs and expenses thereof are paid for by a new operator, buyer or lessee);

               (xiii) upon Lessor's request, cause to be provide to Lessor storage suitable to Lessor, for the period between the Return Date and the date the components of the Project are transported, reassembled and reinstalled at the locations selected by Lessor, which period shall not exceed two (2) years;

               (xiv) upon completion of such reassembly and reinstallation, warrant that each component of the Project will function in accordance with all manufacturer's specifications when new for a period of at least one hundred and twenty (120) days, pay for all parts and labor necessary to comply with that warranty, and, during the warranty period, make available, at the new location of each respective component of the Project, such technical, engineering and operating personnel as may be requested by Lessor to ensure proper operation of the components of the Project and compliance with the warranty;

               (xv) during any period that Lessee remains in possession of any components of the Project and during any storage period as described above, cooperate with Lessor in attempting to remarket any such components to prospective third party purchasers or lessees and permit Lessor, during normal business hours, to display and demonstrate the components of the Project to the prospective purchasers or lessees on Lessee's premises or at the storage facility, as applicable, and keep each such component fully operational with all required power and/or fuel supplies available to allow such demonstration. (In the event that any auction or other public sale of any component of the Project is deemed necessary or advisable by Lessor, Lessee agrees that such auction or public sale may be held on Lessee's premises or at the storage facility, as applicable);

               (xvi) all costs of the foregoing shall be the sole and complete responsibility of the Lessee;

               (xvii) during any period of time from the Return Date until all components of the Project are actually returned to Lessor in accordance with the provisions hereof (the "Holdover Term"), Lessee agrees to pay Lessor monthly
                        -------------
rent, in advance for each month or any part of a month of the Holdover Term, in an amount equal to one hundred twenty-five percent (125%) of the highest periodic Basic Rent during the Term;

               (xviii) Upon the early termination or cancellation of the Term, provided Lessee has not exercised any option to purchase the Project, Lessee shall return the Project to Lessor in accordance with the foregoing provisions, provided, however, the time for complying with those provisions shall be the
--------  -------
earlier of (1) as soon as practicable following such termination or cancellation or (2) thirty (30) days after the termination or cancellation; and

               (xix) Without in any way limiting anything in this Agreement, in addition to any other right or remedy Lessor may have under the Agreement or otherwise, if Lessee fails for any reason to comply with any of its obligations hereunder respecting the return of the Project, then Lessor shall have the right, but not the obligation, to take or cause to be taken any actions it deems necessary or appropriate to cause the Project to be returned to Lessor in the conditions specified herein and Lessor may charge Lessee for any and all costs and expenses in connection therewith. Lessee, upon demand by Lessor, shall immediately pay and reimburse Lessor any Reconditioning Expense incurred by Lessor, after receiving proof of payment of such expenses.

     4.   ASSIGNMENT BY LESSEE.  Lessee shall not, without the prior written
          --------------------
consent of Lessor, (a) assign, transfer, pledge or otherwise dispose of any Transaction Document or the Project, or any interest herein or therein; (b) sublease the Project or permit it to be used by any one other than Lessee (or its affiliates or related companies) and its employees and, during construction and installation of the Project, the Contractors and their respective subcontractors, employees and agents; or (c) move the Project from the Project Site.

     5.   ASSIGNMENT BY LESSOR.  Lessor may assign its interest or grant a
          --------------------
security interest in any Transaction Document and the Project individually or together, in whole or in part, in which case Lessee, upon notice, shall attorn fully to such assignee, including as to the making of all payments of Rent and other amounts hereunder directly to such assignee. Each such assignee shall have all of the rights of Lessor under each Agreement assigned to it. Lessee shall not assert against any such assignee any set-off, defense or counterclaim that Lessee may have against Lessor or any other person. Notwithstanding the foregoing, however, Lessee shall not be responsible for any additional taxes that may be due solely as a result of such assignment.

     1.   LESSEE'S WAIVERS.  To the extent permitted by applicable law, Lessee
          ----------------
hereby waives any and all rights and remedies conferred upon a lessee by Sections 2A-508 through 2A-522 of the UCC. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use the Project in mitigation of Lessor's damages or which may otherwise limit or modify any of Lessor's rights or remedies hereunder.

     2.   FURTHER ASSURANCES. Lessee, upon the request of Lessor, will execute,
          ------------------
acknowledge, record or file, as the case may be, such further documents and do such further acts as may be reasonably necessary, desirable or proper to carry out more effectively the purposes of this Agreement. If Lessee fails to do so, Lessee hereby appoints Lessor as its attorney-in-fact to execute on behalf of Lessee and authorizes Lessor to file without Lessee's signature any UCC financing statements and amendments Lessor deems advisable.

     1.   FINANCE LEASE.  Lessee and Lessor agree that this Agreement is a
          -------------
"finance lease" as defined by Section 2A-103(g) of the UCC. Lessee acknowledges that Lessee has reviewed and approved each written "supply contract" (as defined by UCC 2A-103 (y)) covering the Project purchased from each "supplier" (as defined by UCC 2A-103 (x)) thereof.

     1.   NO AGENCY.  Lessee acknowledges and agrees that no Contract or, no
          ---------
manufacturer or supplier, nor any salesman, representative or other agent of any Contractor, manufacturer or supplier, is an agent of Lessor. No salesman, representative or agent of any Contractor, manufacturer or supplier is authorized to waive or alter any term or condition of this Agreement and no representation as to the Project or any other matter by the manufacturer or supplier shall in any way affect Lessee's duty to pay Rent and perform its other obligations as set forth in this Agreement.

     2.   SECURITY INTEREST. It is the mutual intent of Lessor and Lessee that
          -----------------
at all times Lessor shall be considered the owner of the Project and that this Agreement shall constitute an operating lease between Lessor and Lessee. If, however, notwithstanding the foregoing, in the event that it should ever be determined that the relationship of Lessor and Lessee hereunder is that of lender or other creditor and debtor, then, in order to secure payment and performance by Lessee of all Obligations, Lessee does hereby grant to Lessor a security interest in, and make a collateral assignment to Lessor of, all right, title and interest of Lessor in, to and under the following property, or interests in property, of Lessee (collectively the "Collateral"): (i) the
                                                    ----------
Project, together with all attachments, replacements, parts, spare parts, substitutions, upgrades, repairs, accessions and accessories incorporated therein and/or affixed thereto, (ii) the Project Documents, including, specifically, but without limitation, all warranty and indemnification provisions favoring Lessee contained therein, and any and all rights of Lessee to compel performance thereunder, (iii) all books and records of Lessee concerning the Project, including engineering drawings, blueprints, manuals, schematics and diagram; and (iv) all proceeds of the foregoing.

     3.   GENERAL REPRESENTATIONS AND WARRANTIES. In order to induce Lessor to
          --------------------------------------
enter into, or accept, this Agreement and the other Transaction Documents, Lessee hereby represents and warrants to Lessor (which representations and warranties, together with any other representations and warranties of Lessee contained elsewhere in this Agreement, shall be deemed to be renewed as of the date of each Project Cost Reimbursement), as set forth below:

               (i) Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with its principal place of business, chief executive office and office where it keeps all of its books and records concerning the Project being located at the Project Site, and is duly qualified as a foreign corporation in good standing in the State of Oklahoma.

               (ii) Lessee has the corporate power to make, deliver and perform under the Transaction Documents, and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of the Transaction Documents. This Agreement constitutes, and the remainder of the Transaction Documents, as and when executed and delivered for value received, will constitute, the valid obligations of Lessee, legally binding upon it and enforceable against it in accordance with their respective terms.

               (iii) The undersigned officers of Lessee hold the offices specified hereinbelow and, in such capacities, are duly authorized and empowered to execute, attest and deliver this Agreement and the remainder of the Transaction Documents for and on behalf of Lessee, and to bind Lessee accordingly thereby.

               (iv) There are no legal proceedings pending (or, so far as Lessee or its officers know, threatened), before any court or administrative agency which, if adversely determined, could reasonably be expected to delay or impair materially the construction, installation or operation of the Project or, in any event, to result in a Material Adverse Change.

               (v) The execution, delivery and performance by Lessee of this Agreement and approval of the shareholders of Lessee, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Lessee or of the articles (or certificates) of incorporation or bylaws of Lessee, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Lessee is a party or by which it or its properties may be bound or affected; and Lessee is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

               (vi) The financial statements of Lessee and for its most recently completed fiscal year and for that portion of its current fiscal year ended with that fiscal month of Lessee ended closest to the Closing Date for which financial statements have been prepared, including balance sheet, income statement and, if available, statement of changes in cash flow, copies of which heretofore have been furnished to Lessor, are complete and accurately and fairly represent the financial condition of Lessee, the results of its operations and the transactions in its equity accounts as of the dates and for the periods referred to therein, and have been prepared in accordance with GAAP. There are no material liabilities, direct or indirect, fixed or contingent, of Lessee as of the date of such financial statements which are not reflected therein or in the notes thereto. No Material Adverse Change has occurred since the date of the balance sheet contained in the annual financial statement described hereinabove.

               (vii) Lessee has obtained all permits, licenses and other authorizations which are required under, and is in material compliance with, all Environmental Laws, in respect of the Project and the Project Site.

               (viii) Lessee possesses all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, licenses and other, similar rights, free from burdensome restrictions, that are necessary for the construction, installation, maintenance and operation of the Project.

     4.   YEAR 2000. Lessee has made an assessment of the microchip and
          ---------
computer-based systems and the software used in its business, including, particularly, in relation to the Project, and based upon such assessment (as completed to date) believes that it will be "Year 2000 Compliant" (as hereinafter defined) by January 1, 2000. For purposes of this paragraph, "Year 2000 Compliant" means that all software, embedded microchips and other processing capabilities utilized by, and material to the business operations or financial condition of, Lessee, including, particularly, in relation to the Project, will be able to interpret, store, transmit, receive and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenarios in relation to dates in and after the Year 2000. From time to time, at the request of Lessor, Lessee shall provide to Lessor such updated information as is requested regarding the status of its efforts to become "Year 2000 Compliant."

     5.   FINANCIAL AND COLLATERAL REPORTING. So long as this Agreement shall
          ----------------------------------
remain effective, Lessee shall deliver to Lessor:

               (i) annually, within 120 days after each of its fiscal years, the balance sheet, income statement and statements of cash flow and shareholders' equity for Lessee and its consolidated Subsidiaries (herein, "financial statements") for such fiscal year, prepared in accordance with GAAP
 --------------------
as audited by Lessee's independent certified public accountants without an adverse qualification, together with a comparison of such financial results to those in Lessee's preceding fiscal year and a Compliance Certificate;

               (ii) quarterly, within 60 days after each of its first three fiscal quarters in each fiscal year, financial statements for such fiscal quarter and fiscal year-to-date, certified by an Authorized Officer of Lessee as having been prepared in accordance with GAAP and fairly stated in all material respects (subject to normal year-end audit adjustments), together with a Compliance Certificate;

               (iii) within ten (10) days after their delivery to the Securities and Exchange Commission, as applicable, copies of Lessee's quarterly (10-Q) and annual (10-K) reports;

               (iv) promptly, upon receipt or delivery thereof, copies of any notices given or received in respect of any Project Documents;

               (v) promptly, upon receipt of knowledge or notice thereof, of the existence of any Default Condition or Event of Default;

               (vi) promptly, after request therefor by Lessor, of such other information concerning the Project or Lessee's or, if available to Lessee, any Contractor's financial condition as Lessor may reasonably request from time to time.

     6.   FINANCIAL COVENANT. So long as this Agreement shall remain effective,
          ------------------
Lessee shall maintain a "Fixed Charge Coverage Ratio" (as defined below) of at least 1:00:1, as of the end of each fiscal quarter hereafter, for the four (4) preceding fiscal quarters ending with such fiscal quarter where "Fixed Charge Coverage Ratio" shall be used herein as defined in the Financing Agreement (by virtue of the Ninth Amendment, dated as of July 31, 1999 thereto), as in effect on the Closing Date, without regard to any subsequent amendment, modification or waiver thereof, or whether the Financing Agreement is terminated. In furtherance of the foregoing, there is attached hereto as Exhibit "N" a true,
                                                          -----------
correct and complete copy of the Financing Agreement (including the aforesaid Ninth Amendment to the Financing Agreement) as in effect on the Closing Date.

     7.   PROHIBITION ON MAKING OF RESTRICTED PAYMENTS. So long as this
          --------------------------------------------
Agreement shall remain effective, Lessee shall not, and shall not cause or permit any Restricted Subsidiaries (as defined in the Senior Notes Indenture, as provided below) to, directly or indirectly, make any Restricted Payment (as defined in the Senior Notes Indenture, as provided below) unless and except to the extent then permitted to be made under the express terms of Section 4.03 of the Senior Notes Indenture as in effect on the Closing Date, without regard to any subsequent amendment, modification or waiver thereof, or whether the Senior Notes Indenture is terminated. In furtherance of the foregoing, there is attached hereto as Exhibit "O" a true, correct and complete copy of the Senior
                   -----------
Notes Indenture as in effect on the Closing Date.

     8. EVENTS OF DEFAULT. The occurrence of any events or conditions set forth below shall constitute an "Event of Default" hereunder ("Event of
                                                               --------
Default" ), provided that any requirement for the giving of notice or the lapse
--------   --------
of time, or both, as may be prescribed hereinbelow, has been satisfied:


               (i) Lessee shall fail to make any payment on any of its Obligations, when due.

               (ii) Lessee shall make any representations or warranties in any of the Transaction Documents or in any certificate or statement furnished at any time hereunder or in connection with any of the Transaction Documents which proves to have been untrue or misleading in any material respect when made or furnished.

               (iii) Lessee shall default in the observance or performance of any covenant or agreement contained herein or in any of the other Transaction Documents (other than a default the performance or observance of which is dealt with specifically elsewhere in this Section) unless such default is cured to Lessor's satisfaction within ten (10) days after the sooner to occur of receipt of notice of such default from Lessor or the date on which such default first becomes known to Lessee.

               (iv) There shall occur (A) any "Event of Default" (as that term is defined therein) under that certain Receivable and Inventory Financing Agreement, dated as of January 16, 1992, between Lessee, as borrower, and Bank of America, N.A., as lender (among others), as such agreement may be amended, modified or restated from time to time, and including any such successor agreement (the "Financing Agreement"); or (B) any "Event of Default" (as
                -------------------
that term is defined therein) under that certain Indenture, dated as of December 1, 1997, between Lessee, as issuer, and State Street Bank and Trust Company as trustee, concerning, among other things, $150,000,000 in certain first mortgage notes of Lessee, as such agreement may be amended, modified or restated from time to time, and including any such successor agreement (herein called the "Senior Notes Indenture"); or (C) any "event of default," "default" or similar
 ----------------------
event or occurrence under any other credit, lease or other financing agreement of Lessee with (i) Lessor, or any of its affiliates, or (ii) any other Person, provided that, in the case of this subclause (ii) the amount of financing made
--------
available to Lessee by such Person thereunder equals or exceeds $1,000,000.

               (v) There shall occur any default by Lessee or any Contractor in its observance or performance of any term or condition of any Project Document;

               (vi) Lessee shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal, or foreign, now or hereafter existing; Lessee shall enter into any agreement indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; Lessee shall apply for or permit the appointment by consent or acquiescence of a receiver, custodian or trustee of Lessee, for all or a substantial part of its property; Lessee shall make an assignment for the benefit of creditors; or Lessee shall be unable or shall fail to pay its debts generally as such debts become due, or Lessee, any Subsidiary shall admit, in writing, its inability or failure to pay its debts generally as such debts become due.

               (vii) There shall have been filed against Lessee an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing; Lessee shall suffer or permit the involuntary appointment of a receiver, custodian or trustee of Lessee or for all or a substantial part of its property; or Lessee shall suffer or permit the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of Lessee; or any motion, complaint or other pleading is filed in any bankruptcy case of any person or entity other than Lessee and such motion, complaint or pleading seeks the consolidation of Lessee's assets and liabilities with the assets and liabilities of such person or entity.

               (viii) There shall have occurred material uninsured damage to, or loss, theft or destruction of, the Project having a value, based on the lower of its depreciated cost or market value, exceeding One Hundred Thousand Dollars ($100,000).

               (ix) A final judgment or order for the payment of money is rendered against Lessee in the amount of One Million Dollars ($1,000,000) or more (exclusive of amounts covered by insurance) and either (x) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (y) a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect for any period of thirty
(30) consecutive days;

               (x)    There shall occur any Material Adverse Change;

               (xi)   There shall occur any change in Control of Lessee; OR

               (xii) The Project shall not have been accepted by Lessee, as evidenced by its execution and delivery to Lessee of a Project Delivery and Acceptance Certificate by the Project Completion Deadline Date.

     9.   REMEDIES AFTER DEFAULT.  Upon the occurrence and continuation of an
           ---------------------
Event of Default, Lessor shall have the right, in its sole discretion, to exercise any one or more or all of the following remedies: (a) terminate this Agreement (and this Agreement shall be deemed terminated automatically if any Event of Default of the types described in clauses (vi) or (vii) shall occur;
(b) declare any and all Rents and other Obligations then due and any and all Rents and other Obligations to become due immediately due and payable; (c) charge interest on all Rents and other Obligations until paid in full at 1-1/2% per month not to exceed the maximum rate permitted by law (the "Post-Default
                                                                ------------
Rate"); (d) take possession of the Project, wherever located, without demand,
----
notice, court order or other process of law, and without liability for entry to Lessee's premises, for damage to Lessee's property or otherwise; (e) demand that Lessee return the Project to Lessor in accordance with Section 21; provided,
                                                                   --------
however, that if the foregoing occurs prior to Project Completion, Lessor shall
-------
be entitled to return of so much of the Project as then exists (including any component parts thereof then awaiting construction or completion) and the provisions of Section 21 shall be adjusted accordingly; (f) lease, sell or otherwise dispose of the Project in a commercially reasonable manner, with or without notice and on public or private bid (unless and except to the extent otherwise required under applicable law); (g) recover the following amounts from the Lessee (as damages, including reimbursement of costs and expenses, liquidated for all purposes and not as a penalty): (i) all costs and expenses of Lessor reimbursable to it hereunder, including, without limitation, expenses of disposition of the Project, legal fees and all other amounts specified hereinbelow; (ii) an amount equal to the sum of (A) any accrued and unpaid Rents through the later of (1) the date of the applicable default or (2) the date that
            -----
Lessor has obtained possession of the Project or such other date as Lessee has made an effective tender of possession of the Project to Lessor (the "Default Date") and (B) if Lessor resells or re-lets the Project, Rent at the highest rate charged for the additional period that it takes Lessor to resell or re-let all of the Project; (iii) the greater of (A) the aggregate amount of Project
                              -------
Cost Reimbursements theretofore made available by Lessor to Lessee (less any Rents then paid) or (B) the present value of all future Rent reserved in this Agreement and contracted to be paid over the unexpired Term discounted at five percent (5%) simple interest per annum; (iv) the residual value of the Project as of the expiration of the Term, plus a late charge at the rate specified in
                                  ----
Paragraph 3 above, less the amount received by Lessor, if any, upon sale or re-let of the Project; and (h) exercise any other right or remedy to recover damages or enforce the terms of this Agreement. Lessor may also pursue any other rights or remedies available at law or in equity, including, without limitation, rights or remedies seeking damages, specific performance and injunctive relief.

     10.  CONDITIONS PRECEDENT.
          --------------------

               (i) The conditions set forth below shall constitute express conditions precedent to any obligation of Lessor hereunder or under any Transaction Document.

                    (a) Receipt by Lessor of a certificate from the Secretary (or Assistant Secretary) of Lessee, to be in form and substance substantially similar to the secretary's certificate set forth on Exhibit "I", certifying to
                                                    -----------
Lessor (i) that appropriate resolutions have been entered into by the Board of Directors of Lessee incident hereto and that the officers of Lessee whose signatures appear hereinbelow, on the other Transaction Documents, and on any and all other documents, instruments and agreements executed in connection herewith, are duly authorized by the Board of Directors of Lessee for and on behalf of Lessee to execute and deliver this Agreement, the other Transaction Documents and such other documents, instruments and agreements, and to bind Lessee accordingly thereby, and (ii) as to the existence and status of Lessee's articles of incorporation and by-laws.

                    (b) Receipt by Lessor of a certificate of good standing with respect to Lessee from the secretaries of state of the state of incorporation of Lessee and of any state in which a Collateral Location is situated, dated within thirty (30) days of the Closing Date.

                    (c) Receipt by Lessor of a certificate respecting all insurance required to be maintained hereunder, together with appropriate loss payee and additional insured endorsements thereto, favoring Lessor, all in form acceptable to Lessor.

                    (d) Receipt by Lessor of Uniform Commercial Code financing statements respecting the Collateral, duly executed by Lessee in form and substance acceptable to Lessor.

                    (e) Receipt by Lessor of an opinion of counsel from independent legal counsel to Lessee in substantially the form of Exhibit "J".
                                                                 -----------

                    (f) Receipt by Lessor of a satisfactory opinion of special tax counsel to Lessee, selected by Lessee, but satisfactory to Lessor, in respect of the treatment of the transactions contemplated by the Master Agreement, including, particularly, accelerated depreciation.

                    (g) No Default Condition or Event of Default shall exist, no Material Adverse Change shall have occurred and Lessee shall in all respects be in compliance with all of the terms of the Transaction Documents, as evidenced by its delivery of a compliance certificate to such effect, to be substantially in the form of Exhibit "K" attached hereto (a "Compliance
                             -----------                     ----------
Certificate").
-----------

                    (h) Satisfactory review of existing environmental assessments and/or reviews by Lessor in respect of the Project Site, and receipt by Lessor of an environmental indemnity and agreement from Lessee in substantially the form of Exhibit "L".
   -----------

                    (i) Receipt by Lessor of Lien searches reflecting the existence (or non-existence) of any existing Liens on the Collateral (including "blanket" liens covering the Project as part of any equipment or real estate financing), together with evidence of the termination of any conflicting Liens (excepting Permitted Encumbrances).

                    (j) Receipt by Lessor of a mortgagee's waiver and consent in substantially the form of Exhibit "M" from any existing mortgagee of the
                             ----------
Project Site.

                    (k) Receipt by Lessor of evidence satisfactory to it that each of the Contractors has consented to the grant by Lessee to Lessor of a security interest in and the collateral assignment by Lessee to Lessor of its right, title and interest in the Collateral on the terms set forth herein and in the Transaction Documents, as evidenced by the Contractor's Consents.

                    (l) Receipt by Lessor of this Agreement and all other Transaction Documents delivered on the Closing Date, duly completed and signed;

     11.  CUMULATIVE EFFECT. Each and every right granted to Lessor under this
          -----------------
Agreement, or any of the other Transaction Documents, or any other document delivered hereunder or in connection herewith or allowed it by law or in equity, shall be cumulative and may be exercised from time to time. No failure on the part of Lessor to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lessor of any right preclude any other or future exercise thereof or the exercise of any other right. No waiver by Lessor of any Default Condition or Event of Default shall constitute a waiver of any subsequent Default Condition or Event of Default. Any failure of Lessor to require strict performance by Lessee, or any waiver by Lessor of any provision hereunder, shall not be construed as a consent or waiver of any other breach of the same or of any other provision. Any amendment or waiver of any provision hereof or consent to any departure by Lessee herefrom or therefrom shall be in writing and signed by Lessor.

     12.  GOVERNING LAW. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AND
          -------------
THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

     13.  SURVIVAL.  All representations, warranties and covenants made herein
          --------
and in the Transaction Documents shall survive the execution and delivery hereof and thereof. The terms and provisions of this Agreement shall continue in full force and effect until all of the Obligations have been paid in full and Lessor has terminated this Agreement in writing.

     14.  COUNTERPARTS.  This Agreement may be executed in two or more
          ------------
counterparts, each of which when fully executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

     15.  REIMBURSEMENTS. Lessee shall pay to Lessor on demand all out-of-pocket
          --------------
costs and expenses that Lessor pays or actually incurs in connection with the negotiation, preparation, consummation, enforcement and termination of this Agreement and the other Transaction Documents, including, without limitation:
(a) attorneys' fees and paralegals' fees and disbursements of outside counsel;
(b) costs and expenses (including outside attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent or subsequent closing in connection with the Transaction Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording any deeds to secure debt, deeds of trust, mortgages, filing financing statements and continuations, and other actions to perfect, protect and continue the Lien of Lessor in the Collateral; (e) sums paid or incurred to pay for any amount or to take any action required of Lessee under the Transaction Documents that Lessee fails to pay or take; (f) costs of appraisals, inspections, field audits and verifications of the Collateral, including, without limitation, costs of travel, for inspections of the Collateral and Lessee's operations by Lessor; (g) costs and expenses of preserving and protecting the Collateral; and (h) after an Event of Default, costs and expenses (including attorneys' and paralegals' fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Lien in the Collateral, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Transaction Documents or to defend any claim made or threatened against Lessor arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Transaction Documents regarding costs and expenses to be paid to Lessee. Lessee will pay all expenses incurred by it in the transaction. In the event Lessee becomes a debtor under the Bankruptcy Code, Lessor's secured claim in such case shall include interest on the Obligations and all fees, costs and charges provided for herein (including, without limitation, reasonable attorneys' fees actually incurred) all for the extent allowed by the Bankruptcy Code.

     16.  SUCCESSORS.  This Agreement and Transaction Documents shall be binding
          ----------
upon and inure to the benefit of the successors and permitted assigns of the parties hereto and thereto.

     17.  SEVERABILITY.  If any provision this Agreement or of any of the
          ------------
Transaction Documents or the application thereof to any party thereto or circumstances shall be invalid or unenforceable to any extent, the remainder of such Transaction Documents and the application of such provisions to any other party thereto or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     18.  NOTICES. All notices, requests and demands to or upon the respective
          -------
parties hereto shall be deemed to have been given or made when personally delivered or deposited in the U.S. mail, registered or certified mail, postage prepaid, or when sent by a nationally recognized private overnight delivery services; e.g., Federal Express, addressed as follows: (i) for Lessor, care of
          ----
the address of Lessor inscribed beneath its signature hereinbelow and (ii) for Lessee, care of the Project Site (or to such other address as may be designated hereafter in writing by the respective parties hereto) except in cases where it is expressly provided herein or by applicable law that such notice, demand or request is not effective until received by the party to whom it is addressed.

     19.  ENTIRE AGREEMENT.  This Agreement, together with the remaining
          ----------------
Transaction Documents, constitute the entire agreement between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any Transaction Document may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the party against whom enforcement is sought.

     20.  TIME OF ESSENCE.  Time is of the essence in this Agreement and in all
          ---------------
other Transaction Documents.

     21.  CONSTRUCTION.  No provision of this Agreement or any Transaction
          ------------
Document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     22.  NO JOINT VENTURE. Neither this Agreement nor any Transaction Document
          ----------------
shall in any respect be interpreted, deemed or construed as making Lessor a partner or joint venturer with Lessee or as creating any similar relationship or entity in respect of the Project, and Lessee agrees that it will not make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving either Lessor or Lessee.

     23.  JURISDICTION.  LESSEE AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH
          ------------
RESPECT TO THIS AGREEMENT OR ANY TRANSACTION DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR THE UNITED STATES OF AMERICA SITTING IN CHICAGO, ILLINOIS, ALL AS LESSOR MAY ELECT. BY EXECUTION OF THIS AGREEMENT, LESSEE HEREBY SUBMITS TO EACH SUCH JURISDICTION, HEREBY EXPRESSLY WAIVING WHATEVER RIGHTS MAY CORRESPOND TO IT BY REASON OF ITS PRESENT OR FUTURE DOMICILE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LESSOR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST SHEFFIELD IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED OR REQUIRED BY LAW.

     24.  ACCEPTANCE.  This Agreement, together with the other Transaction
          ----------
Documents, shall not become effective unless and until delivered to Lessor at its office in either Chicago, Illinois or Atlanta, Georgia and accepted in writing by Lessor at such office as evidenced by its execution hereof (notice of which delivery and acceptance hereby being waived by Lessee).

     25.  ATTORNEY-IN-FACT.  Lessee hereby designates, appoints and empowers
          ----------------
Lessor irrevocably as its attorney-in-fact, effective during any time that an Event of Default exists, either in the name of Lessee or the name of Lessor, at Lessee's cost and expense, (i) to do any and all actions which Lessor may deem necessary or advisable to carry out the terms of this Agreement or any other Transaction Document upon the failure, refusal or inability of Lessee to do so and (ii) to ask for, demand, sue for, collect, compromise, compound, receive, receipt for and give acquittances for any and all sums owing or which may become due upon any of the Collateral and, in connection therewith, to take any and all actions as Lessor may deem necessary or desirable to realize upon any Collateral; and Lessee hereby agrees to indemnify and hold Lessor harmless from any costs, damages, expenses or liabilities arising against or incurred by Lessor in connection therewith.

     26.  NO THIRD PARTY BENEFICIARY. The rights and benefits set forth in this
          --------------------------
Agreement and the other Transaction Documents are for the sole and exclusive benefit of the parties hereto and thereto and may be relied upon only by them.

     27.  WAIVER OF JURY TRIAL.  EACH OF LESSEE AND LESSOR HEREBY WAIVES, TO THE
          --------------------
EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE TRANSACTION DOCUMENTS, OBLIGATIONS OR THE COLLATERAL.

     28.  RULES OR INTERPRETATION. All personal pronouns used in this Agreement,
          -----------------------
whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclasses or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause, subclause of, or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions divisions of or Exhibit to, another document or instrument. Wherever in this Agreement reference is made to any instrument, agreement or other document, including, without limitation, any of the Transaction Documents, such reference shall be understood to mean and include any and all amendments thereto or modifications, restatements, renewals or extensions thereof. Wherever in this Agreement reference is made to any statute, such reference shall be understood to mean and include any and all amendments thereof and all regulations promulgated pursuant thereto. Whenever any matter set forth herein or in any Loan Document is to be consented to or be satisfactory to Lessor, or is to be determined, calculated or approved by Lessor, then, unless otherwise expressly set forth herein or in any such Loan Document, such consent, satisfaction, determination, calculation or approval shall be in Lessor's sole discretion, exercised in good faith and, where required by law, in a commercially reasonable manner, and shall be conclusive absent manifest error.

     29.  CONTINUING AGREEMENT. This Agreement shall continue in effect,
          --------------------
notwithstanding payment in full of the Obligations until such time as all other Transaction Documents have ceased to be effective and Lessor has terminated this Agreement in writing.

     30.  ACKNOWLEDGMENT.  LESSEE ACKNOWLEDGES THAT LESSEE HAS READ THIS
          --------------
AGREEMENT AND THE SCHEDULES AND OTHER AGREEMENTS ATTACHED HERETO, OR INCORPORATED HEREIN BY REFERENCE, UNDERSTANDS THEM, AND AGREES TO BE BOUND BY THEIR TERMS AND CONDITIONS.

     31.  SPECIFIC PERFORMANCE. The provisions of this Agreement are of the
          -------------------
essence, and upon application to any court of equity having jurisdiction in the premises, Lessor shall be entitled to a decree against Lessee requiring specific performance of any covenants of Lessee set forth in this Agreement.

     32.  LIMITED RECOURSE.  Notwithstanding any term of this Agreement or any
          ----------------
Transaction Document to the contrary, with respect to any claim made or asserted against Lessor hereunder or thereunder, the liability of Lessor in respect thereof shall not include any special or consequential damages and in any event shall be limited to Lessor's right, title and interest in and to the Project and the Project Documents, and not otherwise to Lessor personally.

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Project Lease Agreement to be duly executed by their duly authorized officers as of November 23, 1999.

"LESSOR"                                                         "LESSEE"
TA STEEL I, LLC                                                  SHEFFIELD STEEL CORPORATION
By:     /s/ David West                                           By:      /s/ Stephen R. Johnson
   --------------------------------------------------               --------------------------------------------------
Name:   David West                                               Name:    Stephen R. Johnson
     ------------------------------------------------                 ------------------------------------------------
Title:  Vice President                                           Title:   Vice President and Chief Financial Officer
      -----------------------------------------------                  -----------------------------------------------

Address:                                                         Address:

c/o Transamerica Equipment Financial                             Sheffield Steel Corporation
Services Corporation                                             2300 South Highway 97
Structured Finance Division                                      P.O. Box 218
210 Interstate North Parkway, Suite 315                          Sand Springs, Oklahoma  74063
Atlanta, Georgia  30339
Attn: Region Credit Manager
Telecopy No. (678) 686-2801                                      Attn: Stephen R. Johnson and Robert W. Ackerman
                                                                 Telecopy No. (918) 245-9343

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